                 T. ROWE PRICE INSTITUTIONAL INCOME FUNDS, INC.

                               POWER OF ATTORNEY


RESOLVED, that the Corporation does hereby constitute and authorize William T. Reynolds, Joel H. Goldberg and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any (i) Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; (ii) Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended; (iii) amendment or supplement (including, but not limited to, Post-Effective Amendments adding additional series or classes of the Corporation) to said Registration Statement; and (iv) instruments or documents filed or to be filed as a part of or in connection with such Registration Statement, including Articles Supplementary, Articles of Amendment, and other instruments with respect to the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, the above named Corporation has caused these presents to be signed and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.





/s/William T. Reynolds        Chairman of the Board April 24, 2002
William T. Reynolds


/s/M. David Testa               Director      April 24, 2002
M. David Testa


/s/James S. Reipe               Director      April 24, 2002
James S. Riepe

/s/Joseph A. Carrier        Treasurer
Joseph A. Carrier(Principal Financial OfficerApril 24, 2002



/s/Calvin W. Burnett        Director      April 24, 2002
Calvin W. Burnett


/s/Anthony W. Deering       Director      April 24, 2002
Anthony W. Deering

Power of Attorney
October 25, 2000

Page 2

/s/Donald W. Dick, Jr.    Director      April 24, 2002
Donald W. Dick, Jr.


/s/David K. Fagin        Director      April 24, 2002
David K. Fagin


/s/F. Pierce Linaweaver        Director      April 24, 2002
F. Pierce Linaweaver


/s/Hanne M. Merriman        Director      April 24, 2002
Hanne M. Merriman


/s/John G. Schreiber        Director      April 24, 2002
John G. Schreiber


/s/Hubert D. Vos        Director      April 24, 2002
Hubert D. Vos


/s/Paul M. Wythes        Director      April 24, 2002
Paul M. Wythes


/s/Mark J. Vaselkiv        President     April 24, 2002
Mark J. Vaselkiv



edg\agreements\Power of Attorney\POAIHY.fm